UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Uwharrie Capital Corp

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 28, 2008

Dear Shareholder:

Your Board of Directors is pleased to extend this invitation for you to join our corporate family at the Uwharrie Capital Corp Annual Meeting of Shareholders on Tuesday, May 13, 2008 at the Stanly County Agri-Civic Center, Albemarle.

¿ Buffet Dinner & Fellowship	4:30 p.m. – 6:00 p.m.
¿ Recognitions	6:00 p.m. – 6:30 p.m.
¿ Business Meeting	6:30 p.m.

Our objective for the Annual Meeting is for us, as a corporate family of associates, directors, and shareholders, to reflect on what has been accomplished by everyone working together and to learn about our company’s future plans.

Enclosed you will find our 2007 Summary Annual Report, Proxy Statement, and blue Appointment of Proxy Sheet. The Summary Annual Report communicates our mission, 2007 highlights, and condensed financial statements in an informative, easy to read format. Complete financial statements and notes are contained in the full Annual Report, which is a part of the Proxy Statement. This document explains the two items to be voted upon at the meeting: (1) Election of Directors, and (2) Ratification of Appointment of Independent Registered Public Accounting Firm.

Remember, we cannot conduct the legal meeting without a majority of votes, and this would cause unnecessary expense to your company. Please vote, sign and return your blue Appointment of Proxy Sheet (votes, dinner reservation and any questions/comments for management) as soon as possible in the enclosed postage-paid envelope to First Citizens Bank in Raleigh, NC, our Stock Transfer Agent, who will be tabulating votes. Our association with First Citizens Bank is strictly for the purpose of stock transfer agent services offered through its Corporate Trust Division. No shareholder account information is shared with other divisions and/or subsidiaries of First Citizens Bank.

Thank you for your continued support as a member of our corporate family.  You are making a difference!  We look forward to seeing you Tuesday, May 13, 2008.

Sincerely,

UWHARRIE CAPITAL CORP

Tamara M. Singletary

Executive Vice President

Investor Relations

and Corporate Secretary

Enclosures

P. O. Box 338, Albemarle, NC 28002-0338        Telephone: (704) 982-4415        Fax: (704) 982-4355

www.UwharrieCapitalCorp.com

Uwharrie Capital Corp

132 North First Street

Albemarle, North Carolina 28001

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE is hereby given that the Annual Meeting of Shareholders of Uwharrie Capital Corp (the “Company”) will be held as follows:

Place:	Stanly County Agri-Civic Center
26032 Newt Road
Albemarle, North Carolina

Date:	Tuesday, May 13, 2008

Time:	4:30 p.m. – 6:00 p.m.	Buffet Dinner & Fellowship
	6:00 p.m. – 6:30 p.m.	Recognitions
	6:30 p.m.	Business Meeting

The purposes of the meeting are:

1.	To elect six (6) directors to three (3) year terms;

2.	To ratify the appointment of Dixon Hughes PLLC as the Company’s independent registered public accounting firm for 2008; and

3.	To transact such other business as may properly be presented for action at the meeting.

YOU ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. HOWEVER, EVEN IF YOU PLAN TO ATTEND, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED APPOINTMENT OF PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE TO ENSURE THAT A QUORUM IS PRESENT AT THE MEETING. THE GIVING OF AN APPOINTMENT OF PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE IT OR TO ATTEND THE MEETING AND VOTE IN PERSON.

By Order of the Board of Directors

Roger L. Dick
President and Chief Executive Officer

March 28, 2008

Uwharrie Capital Corp

132 North First Street

Albemarle, North Carolina 28001

704-982-4415

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Uwharrie Capital Corp (the “Company”) of appointments of proxy for use at the annual meeting of the Company’s shareholders (the “Annual Meeting”) to be held on May 13, 2008, at 6:30 p.m., in the Stanly County Agri-Civic Center, 26032 Newt Road, Albemarle, North Carolina, and at any adjournments thereof. The Company’s proxy solicitation materials are being mailed on or about March 28, 2008 to shareholders of record as of March 7, 2008.

Voting of Proxies

Persons named in the enclosed appointment of proxy as proxies (the “Proxies”) to represent shareholders at the Annual Meeting are Roger L. Dick, Brendan P. Duffey and Christy D. Stoner. Shares represented by each appointment of proxy which is properly executed, returned and not revoked, will be voted in accordance with the directions contained therein. If no directions are given, such shares will be voted “FOR” the election of each of the six (6) nominees for director named in Proposal 1 and “FOR” Proposal 2. If, at or before the time of the Annual Meeting, any nominee named in Proposal 1 has become unavailable for any reason, the Proxies will be authorized to vote for a substitute nominee. On such other matters as may come before the meeting, the Proxies will be authorized to vote in accordance with their best judgment.

Record Date

The close of business on March 7, 2008 has been fixed as the record date (the “Record Date”) for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record on that date will be eligible to vote on the proposals described herein.

Voting Securities

The Company’s voting securities are the shares of its common stock, par value $1.25 per share, of which 7,409,772 shares were outstanding on March 7, 2008. There were approximately 3,494 shareholders of the Company’s common stock on December 31, 2007.

Voting Procedures; Quorum; Votes Required for Approval

At the Annual Meeting, each shareholder will be entitled to one vote for each share held of record on the Record Date on each matter submitted for voting and, in the election of directors, for each director to be elected. In accordance with North Carolina law, shareholders will not be entitled to vote cumulatively in the election of directors.

A majority of the shares of the Company’s common stock issued and outstanding on the Record Date must be present in person or by proxy to constitute a quorum for the conduct of business at the Annual Meeting.

Assuming a quorum is present, in the case of Proposal 1 below, the six (6) nominees receiving the greatest number of votes shall be elected.

In the case of Proposal 2, for such proposal to be approved, the number of votes cast for approval must exceed the number of votes cast against the proposal. Abstentions and broker non-votes will have no effect.

Revocation of Appointment of Proxy

Any shareholder who executes an appointment of proxy has the right to revoke it at any time before it is exercised by filing with the Secretary of the Company either an instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Annual Meeting and announcing his or her intention to vote in person.

Expenses of Solicitation

The Company will pay the cost of preparing, assembling and mailing this Proxy Statement. Appointments of proxy also may be solicited personally or by telephone by the directors, officers and employees of the Company and its subsidiaries without additional compensation. The Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending the proxy materials to beneficial owners.

Authorization to Vote on Adjournment and Other Matters

Unless the Secretary of the Company is instructed otherwise, by signing an appointment of proxy, shareholders will be authorizing the Proxies to vote in their discretion regarding any procedural motions that may come before the Annual Meeting. For example, this authority could be used to adjourn the Annual Meeting if the Company believes it is desirable to do so. Adjournment or other procedural matters could be used to obtain more time before a vote is taken in order to solicit additional appointments of proxy to establish a quorum or to provide additional information to shareholders. However, appointments of proxy voted against any one of the Proposals will not be used to adjourn the Annual Meeting. The Company does not have any plans to adjourn the meeting at this time, but intends to do so, if needed, to promote shareholder interests.

Beneficial Ownership of Securities by Directors, Nominees and Executive Officers

As of March 7, 2008, there were no persons who were known to management of the Company to beneficially own more than 5% of the Company’s common stock. The following table lists the individual beneficial ownership of the Company’s common stock as of March 7,

2008, by the Company’s current directors, nominees for director and executive officers, and by all current directors, nominees and executive officers of the Company as a group. Current directors and executive officers as a group beneficially owned 9.09% of the Company’s Common Stock on such date.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)(2)		Percent of Class
Joe S. Brooks Albemarle, NC	22,396	(3)	0.30

Ronald T. Burleson Richfield, NC	18,315	(4)	0.25

Roger L. Dick Albemarle, NC	118,816		1.58

Brendan P. Duffey Cary, NC	49,392		0.66

Henry E. Farmer, Sr. Albemarle, NC	5,638		0.08

Charles F. Geschickter, III Stanfield, NC	889		0.01

Thomas M. Hearne, Jr. Albemarle, NC	11,840		0.16

Charles D. Horne Wadesboro, NC	887		0.01

Patricia K. Horton Concord, NC	4,674	(5)	0.06

Joseph R. Kluttz, Jr. Albemarle, NC	7,176		0.10

W.D. “Bill” Lawhon, Jr. Albemarle, NC	31,596	(6)	0.42

B. Franklin Lee Norwood, NC	9,161		0.12

W. Chester Lowder Norwood, NC	3,439	(7)	0.05

John P. Murray, M.D. Albemarle, NC	25,139		0.34

James E. Nance Albemarle, NC	37,872	(8)	0.51

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)(2)		Percent of Class
Emmett S. Patterson Wadesboro, NC	1,261		0.02

Timothy J. Propst	11,302	(9)	0.15
Concord, NC

Susan J. Rourke Harrisburg, NC	3,003		0.04

Donald P. Scarborough Polkton, NC	2,301		0.03

John W. Shealy, Jr. Concord, NC	4,177		0.06

Michael E. Snyder, Sr. Albemarle, NC	73,729		1.00

Douglas L. Stafford Albemarle, NC	14,864		0.20

Christy D. Stoner	129,705	(10)	1.73
Albemarle, NC

Jimmy L. Strayhorn Wadesboro, NC	67,703		0.91

Jeffrey M. Talley	3,967	(11)	0.05
Stanfield, NC

Emily M. Thomas Wadesboro, NC	2,456		0.03

Barbara S. Williams	43,582	(12)	0.59
Albemarle, NC

All current directors, nominees and executive officers as a group	705,280	(13)	9.09
(27 persons)

(1)	Except as otherwise noted, to the best knowledge of management of the Company, the individuals named or included in the group above exercise sole voting and investment power with respect to all shares shown as beneficially owned. The calculations of the percentage of class beneficially owned by each individual are based on a total of 7,409,772 shares outstanding on March 7, 2008 plus the number of shares capable of being issued to that individual (if any) within 60 days of March 7, 2008 upon the exercise of stock options held by that individual (if any).
(2)	Includes shares over which the named individual shares voting and investment power as follows: Mr. Brooks – 9,192 shares; Mr. Duffey – 1,060 shares; Mr. Farmer – 972 shares; Mr. Geschickter – 889 shares; Ms. Horton – 106 shares; Mr. Lawhon – 546 shares; Mr. Lee – 1,431 shares; Mr. Lowder – 2,218 shares; Dr. Murray – 25,139 shares; Mr. Nance – 6,157 shares and Ms. Rourke – 1,951 shares.

(3)	Includes 318 shares held by Mr. Brooks’ adult child.
(4)	Mr. Burleson disclaims beneficial ownership as to 2,747 shares owned by an adult child.
(5)	Includes 1,936 shares held by Ms. Horton’s spouse and 165 shares held by Ms. Horton’s spouse as custodian for grandchildren.
(6)	Includes 118 shares held by Mr. Lawhon as custodian for a grandchild.
(7)	Includes 647 shares held by Mr. Lowder’s adult child.
(8)	Includes 6,311 shares held by Mr. Nance’s spouse and 18,933 shares held by Mr. Nance as custodian for his children.
(9)	Includes 516 shares held by Mr. Propst as custodian for children and 2,105 shares held by Mr. Propst’s spouse.
(10)	Includes 3,902 shares held by Ms. Stoner as custodian for a minor child.
(11)	Includes 862 shares held by Mr. Talley’s spouse.
(12)	Includes 628 shares held by Ms. Williams’ spouse.
(13)	Includes an aggregate of 352,078 shares that directors or executive officers included in the group could purchase under stock options exercisable within 60 days of March 7, 2008. Roger L. Dick, Brendan P. Duffey, David C. Gaskin, Susan B. Gibson, Christy D. Stoner and Barbara S. Williams serve as trustees for the Uwharrie Capital Corp Stock Ownership Plan and Trust (the “ESOP”).

Section 16(a) Beneficial Ownership Reporting Compliance

Directors and executive officers of the Company are required by federal law to file reports with the Securities and Exchange Commission (“SEC”) regarding the amount of and changes in their beneficial ownership of the Company’s common stock. To the knowledge of the management of the Company based upon information supplied to the Company by the directors and executive officers, all required reports of directors and executive officers of the Company have been timely filed.

PROPOSAL 1: ELECTION OF DIRECTORS

Nominees

The Company’s Bylaws provide for a Board of Directors composed of eighteen (18) members divided into three classes, each consisting of six (6) directors who are elected to terms of three (3) years. Each year the terms of six (6) directors expire and six (6) persons are elected as directors for new three (3) year terms. The Board of Directors has nominated the six (6) persons named in the following table for election by shareholders at the Annual Meeting as directors of the Company for three (3) year terms or until their respective successors are duly elected and qualified.

Name and Age	Position with Company	Year First Elected/ Proposed Term Expires(1)	Principal Occupation and Business Experience for the Past Five Years
Joe S. Brooks (58)	Director	1997/2011	Owner and Manager, Brothers Precision Tool Company, Albemarle, NC (tool and dye machine shop)

Ronald T. Burleson (58)	Nominee	1997/2011	Partner, Thurman Burleson & Sons Farm (cotton and grain farming operation and partner in cotton gin)

Charles F. (“Tad”) Geschickter, III (45)	Director	2005/2011	President and Chief Executive Officer, ST Motorsports, Inc.; JTG Racing, Inc.; Wood/JTG Racing, Inc.

W. Chester Lowder (59)	Director	1995/2011	Director of Livestock Program, Public Policy Division, North Carolina Farm Bureau Federation, Incorporated

John P. Murray, M.D. (66)	Director	1996/2011	Retired; previously, Physician and Owner, Albemarle Ear, Nose and Throat, Albemarle, NC

Susan J. Rourke (62)	Director	2003/2011	President, U.S. Land Management Co., Harrisburg, NC

(1)	The year first elected indicates the year in which each individual was first elected a director of the Bank of Stanly, Anson Bank & Trust Co., Cabarrus Bank & Trust Company or the Company, as applicable and does not reflect any break(s) in the named individuals’ tenures as directors of the Bank of Stanly, Anson Bank & Trust Co., Cabarrus Bank & Trust Company or the Company, as applicable.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH OF THE NOMINEES NAMED IN PROPOSAL 1 ABOVE.

Incumbent Directors

The Company’s current Board of Directors includes twelve (12) directors whose terms will continue after the Annual Meeting. The following table contains information about those twelve (12) incumbent directors.

Name and Age	Position with Company	Year First Elected/ Current Term Expires (1)	Principal Occupation and Business Experience for the Past Five Years
Henry E. Farmer, Sr. (74)	Director	2006/2010	President and Owner, Henry E. Farmer, Inc., Albemarle, NC (chemical specialty business)

Thomas M. Hearne, Jr. (57)	Director	2004/2010	Geopavement Engineer, North Carolina Department of Transportation, Harrisburg, NC

Charles D. Horne (56)	Director	2007/2010	President, Hornwood, Inc., Lilesville, NC

Name and Age	Position with Company	Year First Elected/ Current Term Expires (1)	Principal Occupation and Business Experience for the Past Five Years
Joseph R. Kluttz, Jr. (69)	Director	2005/2009	President, Albemarle Insurance Agency, Inc.

James E. Nance (56)	Director	1984/2009	President, Confederate Motors, Inc., Albemarle, NC

Emmett S. Patterson (70)	Director	2000/2009	Retired General Manager and Executive Vice President, Pee Dee Electric Membership Corporation, Wadesboro, NC

Timothy J. Propst (47)	Director	2003/2010	Executive Vice President, Propst Construction Co., Inc., Concord, NC (utilities and soil stabilization construction)

Donald P. Scarborough (56)	Director	2004/2010	President and Owner, Plank Road Realty, Inc., Wadesboro, NC

John W. Shealy, Jr. (57)	Director	2003/2010	President, Capital Concrete Co., Lexington, SC

Michael E. Snyder, Sr. (67)	Director	1984/2009	Vice President, EJS & Sons, LLC, Albemarle, NC

Douglas L. Stafford (55)	Director	2003/2009	Principal, Griffin Stafford, LLC, Concord, NC (real estate development)

Emily M. Thomas (61)	Director	2000/2009	Vice President of Administration and Finance, CMH Flooring Products, Inc., Wadesboro, NC

(1)	The year first elected indicates the year in which each individual was first elected a director of the Bank of Stanly, Anson Bank & Trust Co., Cabarrus Bank & Trust Company or the Company, as applicable, and does not reflect any break(s) in certain of the named individuals’ tenures as directors of the Bank of Stanly, Anson Bank & Trust Co., Cabarrus Bank & Trust Company or the Company, as applicable.

Director Independence

Each member of the Company’s Board of Directors and each nominee for election to the Board is “independent” as defined by NASDAQ listing standards and by the rules and regulations promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”). In making this determination the Board considered any material insider transactions between directors or nominees for director and the Company or its subsidiaries. All such transactions were conducted at arm’s length upon terms no less favorable than those that would be available from an independent third party.

Director Relationships

No director is a director of any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”) or subject to the requirements of Section 15(d) of the Exchange Act, or any company registered as an investment company under the Investment Company Act of 1940.

Meetings and Committees of the Board of Directors

The Board of Directors of the Company held eight (8) regular meetings during 2007. Each director attended 75% or more of the aggregate number of meetings of the Board of Directors and of any committees on which he or she served, except Messrs. Farmer, Lee, Lowder, Patterson and Scarborough and Mss. Rourke and Thomas, each of whom attended fewer than 75% due to prior business commitments.

It is the policy of the Company that directors attend each annual meeting and any special meetings of the Company’s shareholders. Fifteen (15) of the Company’s eighteen (18) directors attended the 2007 annual meeting of shareholders.

The Company’s Board of Directors has several standing committees, including a Human Resources (Compensation) Committee, a Nominating Committee and an Examining (Audit) Committee.

Human Resources Committee. The current members of the Human Resources Committee, which performs the functions of a compensation committee, are Emily M. Thomas – Chair, Henry E. Farmer, Sr., Charles F. Geschickter, III, B. Franklin Lee, W. Chester Lowder, Timothy J. Propst, Susan J. Rourke and Donald P. Scarborough. All members of the Human Resources Committee are independent directors. The Human Resources Committee reviews the compensation process for the Company and its subsidiaries to ensure it is consistent with corporate and board policy. The Human Resources Committee serves as the catalyst for the development of compensation related recommendations for all officers of the Company and its subsidiaries and meets with representatives of the Company and each subsidiary to develop recommendations and input into the overall budget process for the Company. Each individual Board of Directors is ultimately responsible for final decisions pertaining to compensation, however, this Committee makes recommendations to the various Boards based upon overall Company policy. The Human Resources Committee met five (5) times during 2007.

The Human Resources Committee meets on an as needed basis to review the salaries and compensation programs required to attract and retain the Company’s executive officers and those of its subsidiaries. The Committee participates in the budget process by recommending salary levels for executive and senior officers to be approved by the respective Boards of Directors of the Company and its subsidiaries. The Committee makes recommendations to each of the Boards of Directors regarding the compensation of executive and senior officers with the respective Boards of Directors ultimately determining such compensation. The salary of each of the Company’s executive and senior officers is determined based upon the officer’s experience, managerial effectiveness, contribution to the Company’s overall profitability, maintenance of regulatory compliance standards and professional leadership. The Committee also compares the compensation of the Company’s executive and senior officers with compensation paid to executives of similarly situated bank holding companies, other businesses in the Company’s market area and appropriate state and national salary data. The Human Resources Committee has adopted a formal charter which is reviewed at least annually for adequacy and which was included as Exhibit A to the proxy statement for the 2007 Annual Meeting.

Nominating Committee. The current members of the Nominating Committee are James E. Nance – Chair, Charles D. Horne, W. Chester Lowder, John P. Murray, Emmett S. Patterson, Timothy J. Propst and Susan J. Rourke. The Nominating Committee recommended the six (6) nominees for election to the Board of Directors. The Nominating Committee met two (2) times during 2007. The Nominating Committee has adopted a formal charter, which is reviewed at least annually for adequacy and which was included as Exhibit B to the proxy statement for the 2007 Annual Meeting.

Recommendations of nominee candidates by shareholders for the 2009 Annual Meeting should be submitted in writing to the Chief Executive Officer of the Company by December 1, 2008, and should be accompanied by a statement of each candidate’s qualifications and willingness to serve as a director. In order to stand for election to the Board of Directors, nominees must have economic, business or residential ties to one or more of the Company’s market areas and must be in compliance with the Company’s Policy Statement and Guidelines for Uwharrie Capital Corp Stock Ownership by Directors. A copy of the Policy Statement may be obtained free of charge upon written request made to the Secretary of the Company.

Examining Committee. The current members of the Examining Committee are John W. Shealy, Jr. – Chair, Joe S. Brooks, Thomas M. Hearne, Charles D. Horne and Joseph R. Kluttz, Jr. Additionally, Anita E. Blair, Eugene M. Ward and Estus B. White, who are directors of Bank of Stanly, Anson Bank & Trust Co. and Cabarrus Bank & Trust Company, respectively, also serve as members of the Committee. The members of the Examining Committee are both “independent” and “financially literate” under applicable standards. The Board of Directors has determined that John W. Shealy, Jr., a member of the Examining Committee, meets the requirements of the SEC for qualification as an “audit committee financial expert.” An audit committee financial expert is defined as a person who has the following attributes: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of GAAP in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that are of the same level of complexity that can be expected in the reporting company’s financial statements, or experience supervising people engaged in such activities; (iv) an understanding of internal controls and procedures for financial reporting; and (v) an understanding of audit committee functions. The Examining Committee has adopted a formal charter which is reviewed at least annually for adequacy and which is included as Exhibit A to this proxy statement.

The Examining Committee met five (5) times in 2007. The Report of the Examining Committee is included on page 17 of this proxy statement.

Director Compensation

During 2007, each director received a fee of $200 for each Board of Directors meeting attended and $100 for attendance at each meeting of a committee.

On March 1, 1994, the Company established a Directors’ Deferred Compensation Plan in accordance with the laws of the State of North Carolina under which each director could elect to defer receipt of fees for services rendered to the Company as a director during the term of his or her service by entering into a written deferred compensation election. This plan was closed to new participants in 2001; subsequently, only one director continues to defer receipt of fees under the plan.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	All Other Compensation	Total
Joe S. Brooks	$2,100	—	—	—	$2,100
Henry E. Farmer, Sr.	1,400	—	—	—	1,400
Charles F. Geschickter, III	1,400	—	—	—	1,400
Thomas M. Hearne, Jr.	2,100	—	—	—	2,100
Charles D. Horne(1)	1,100	—	—	—	1,100
Joseph R. Kluttz, Jr.	1,700	—	—	—	1,700
B. Franklin Lee	1,200	—	—	—	1,200
W. Chester Lowder	1,600	—	—	—	1,600
John P. Murray, M.D.	2,600	—	—	—	2,600
James E. Nance	2,100	—	—	—	2,100
Emmett S. Patterson	1,300	—	—	—	1,300
Timothy J. Propst	1,800	—	—	—	1,800
Susan J. Rourke	1,200	—	—	—	1,200
Donald P. Scarborough	1,500	—	—	—	1,500
John W. Shealy, Jr.	1,700	—	—	—	1,700
Michael E. Snyder, Sr.	2,900	—	—	—	2,900
Douglas L. Stafford	1,400	—	—	—	1,400
Emily M. Thomas	1,400	—	—	—	1,400
Hugh E. Wallace(2)	700	—	—	—	700

(1)	Mr. Horne joined the Board of Directors effective May 8, 2007.
(2)	Mr. Wallace’s term as a member of the Board of Directors expired effective May 8, 2007.

Executive Officers

The following table contains information about the executive officers of the Company and its direct and indirect subsidiaries.

Name and Age	Positions with the Company and/or Subsidiary and Prior Experience	Employed Since
Roger L. Dick (56)	President and Chief Executive Officer, Uwharrie Capital Corp	1983

Brendan P. Duffey (59)	Executive Vice President and Chief Operating Officer, Uwharrie Capital Corp; formerly, Vice President and General Manager, Global Knowledge Network, Inc., 1999-2004	2004

Barbara S. Williams (64)	Executive Vice President and Controller (Principal Financial Officer), Uwharrie Capital Corp	1995

Christy D. Stoner (43)	President and Chief Executive Officer of The Strategic Alliance Corporation and BOS Agency, Inc.; Chief Executive Officer, Strategic Investment Advisors, Inc.; Executive Vice President of Marketing, Uwharrie Capital Corp	1991

W. D. “Bill” Lawhon, Jr. (56)	President and Chief Executive Officer, Bank of Stanly; formerly, Senior Vice President, First Citizens Bank, 1990-2002	2002

Jimmy L. Strayhorn (64)	President and Chief Executive Officer, Anson Bank & Trust Co.; formerly, Vice President and Regional Executive, BB&T, 1975-2002	2002

Patricia K. Horton (56)	Chief Executive Officer, Cabarrus Bank & Trust Company; formerly, Senior Vice President, First Charter Bank, 1972-2004	2004

Jeffrey M. Talley (34)	President, Strategic Investment Advisors, Inc.	1997

Executive Compensation

The following Summary Compensation Table shows all cash and non-cash compensation paid to or received or deferred by Roger L. Dick, Brendan P. Duffey, Barbara S. Williams, Christy D. Stoner, W.D. “Bill” Lawhon, Jr., Jimmy L. Strayhorn, Patricia K. Horton and Jeffrey M. Talley (the “Named Executive Officers”) for services rendered in all capacities during the fiscal years ended December 31, 2007 and 2006. Compensation paid to the Named Executive Officers consisted of cash salary, bonus, equity compensation in the form of incentive stock option awards, 401(k) matching contributions, insurance premiums paid on behalf of each of the Named Executive Officers, commission-based compensation and certain perquisites. The table below summarizes the dollar amounts of each element of compensation and for incentive stock options, the expense recognized by the Company pursuant to Statement of Financial Accounting Standards No. 123, as revised. None of the Named Executive Officers received perquisites in an aggregate amount exceeding $10,000 during the fiscal years ended December 31, 2007 or 2006.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary(1)	Bonus	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	Nonqualified Deferred Compensation Earnings	All Other Compensation(4)	Total
Roger L. Dick, President and Chief Executive Officer of the Company	2007 2006	$230,170 222,400	$34,000 13,000	— —	$11,508 11,120	$38,969 38,100	$14,564 13,242	$329,212 297,862

Brendan P. Duffey, Executive Vice President and Chief Operating Officer of the Company	2007 2006	210,002 202,920	29,000 13,000	— —	10,500 10,146	49,250 —	13,972 11,672	312,724 237,738

Barbara S. Williams, Executive Vice President and Controller of the Company (Principal Financial Officer)	2007 2006	93,832 90,549	5,800 5,000	— —	4,717 4,527	— —	6,204 5,349	110,553 105,425

Christy D. Stoner, President and Chief Executive Officer of The Strategic Alliance Corporation and BOS Agency, Inc.; Chief Executive Officer, Strategic Investment Advisors, Inc.; Executive Vice President of Marketing of the Company

	2007 2006	141,159 140,780	8,500 8,500	— —	7,058 7,039	11,458 5,029	56,744 8,562	224,919 169,910

W. D. “Bill” Lawhon, Jr., President and Chief Executive Officer, Bank of Stanly	2007 2006	128,891 123,202	8,500 —	— —	6,445 6,162	— —	8,517 6,999	152,353 136,363

Jimmy L. Strayhorn, President and Chief Executive Officer, Anson Bank & Trust Co.	2007 2006	107,028 103,427	4,200 5,000	— —	5,351 5,171	13,348 8,719	7,317 6,206	137,244 128,523

Patricia K. Horton, Chief Executive Officer, Cabarrus Bank & Trust Company	2007 2006	122,543 118,411	11,450 8,000	— —	6,433 5,921	— —	8,015 6,929	148,441 139,261

Jeffrey M. Talley, President, Strategic Investment Advisors, Inc.	2007	81,344	5,800	—	4,097	—	68,326	159,567

(1)	Includes amounts deferred at the officers’ election pursuant to the Company’s Section 401(k) savings plan.
(2)	Calculated in accordance with FAS 123R.
(3)	The Company maintained an incentive plan under which, at the end of each calendar quarter, each of certain officers and employees are eligible to receive a cash bonus equal to 5.0% of their quarterly salary, if the Company’s financial performance for that quarter equaled or exceeded budgeted amounts.
(4)	Includes 401(k) matching contributions and the dollar value of certain insurance premiums paid on behalf of the named officers for group term life and disability insurance. Also includes Company contributions allocated to each of the officers under the Company’s Employee Stock Ownership Plan and, to the extent applicable, payments made pursuant to commission or revenue sharing arrangements. Total perquisites did not exceed $10,000 for any of the Named Executive Officers.

Stock Options and Incentives

At the 2006 Annual Meeting, the shareholders of the Company approved the Uwharrie Capital Corp 2006 Incentive Stock Option Plan. The 2006 Incentive Stock Option Plan provides for the issuance of up to 162,458 shares (as adjusted for stock dividends) of the Company’s common stock to officers and other full-time “key employees” of the Company and its subsidiaries upon the exercise of incentive stock options meeting the qualifications of Section 422 of the Internal Revenue Code.

The Shareholders also approved the Uwharrie Capital Corp 2006 Employee Stock Purchase Plan at the 2006 Annual Meeting. The Employee Stock Purchase Plan provides for the grant of purchase options of up to 100,227 shares of the Company’s common stock upon the exercise of purchase options meeting the qualifications of Section 423 of the Internal Revenue Code.

No incentive stock options or purchase options were granted to the Named Executive Officers during 2007.

The following table sets forth information regarding estimated future payouts under the Company’s quarterly incentive plan.

GRANTS OF PLAN BASED AWARDS

Estimated Future Payouts Under

Non-Equity Incentive Plan Awards

Name	Grant Date	Threshold	Target	Maximum	All other Stock Awards; Number of Shares of Stock or Units	All other Option Awards; Number of Securities Underlying Options	Exercise or Base Price of Option Awards
Roger L. Dick	—	—	$11,508	—	—	—	—
Brendan P. Duffey	—	—	10,500	—	—	—	—
Barbara S. Williams	—	—	4,692	—	—	—	—
Christy D. Stoner	—	—	7,058	—	—	—	—
W.D. “Bill” Lawhon, Jr.	—	—	6,445	—	—	—	—
Jimmy L. Strayhorn	—	—	5,351	—	—	—	—
Patricia K. Horton	—	—	6,127	—	—	—	—
Jeffrey M. Talley	—	—	4,097	—	—	—	—

The following table sets forth information regarding vested and unvested incentive stock options outstanding as of December 31, 2007. All of the Company’s outstanding stock options have been granted at 100% of fair market value on the date of grant. The number of shares underlying all outstanding stock options, and the exercise prices associated with each option grant, have been adjusted for the effect of annual 3% stock dividends.

The Company has not adopted any plan providing for the grant of restricted stock or long-term compensation units to employees and, accordingly, all columns in the table below pertaining to restricted stock or long-term compensation have been omitted.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name	No. of Securities Underlying Unexercised Options Exercisable	No. of Securities Underlying Options Unexerciseable	Equity Incentive Plan Awards; No. of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date
Roger L. Dick	21,917 68,534	— —	— —	$4.31 4.34	Apr. 21, 2008 Nov. 29, 2009

Brendan P. Duffey	46,664	31,135	—	5.50	May 19, 2014

Barbara S. Williams	7,829 16,849	— —	— —	4.31 4.34	Apr. 21, 2008 Nov. 29, 2009

Christy D. Stoner	7,829 87,914	—	—	4.31 4.34	Apr. 21, 2008 Nov. 29, 2009

W.D. “Bill” Lawhon, Jr.	28,982	—	—	4.75	Nov. 19, 2012

Jimmy L. Strayhorn	65,560	—	—	4.75	Nov. 19, 2012

Patricia K. Horton	—	—	—	—	—

Jeffrey M. Talley	—	—	—	—	—

None of the Named Executive Officers exercised any stock options during the fiscal year ended December 31, 2007.

Employee Stock Ownership Plan

On January 1, 1999, the Uwharrie Capital Corp Employee Stock Ownership Plan and Trust (“ESOP”) became effective. Under the ESOP, all associates who were employed by the Company or any of its direct or indirect subsidiaries for at least 1,000 hours during a given plan year and who have attained the age of 18 are eligible to participate. All ESOP participants who were employed by the Company or any of its direct or indirect subsidiaries prior to January 1, 2007 are fully vested in their ESOP accounts. Participants who were hired on or after January 1, 2007 are subject to a three-year cliff vesting schedule with respect to their ESOP accounts. Pursuant to the ESOP, 363,795 dividend-adjusted shares are held in trust, with Roger L. Dick, Brendan P. Duffey, David C. Gaskin, Susan B. Gibson, Christy D. Stoner and Barbara S. Williams as trustees

Supplemental Retirement Plan

The Company has implemented a Supplemental Retirement Plan for the Named Executive Officers listed in the Pension Benefits table below. Plans such as the Supplemental Retirement Plan are becoming increasingly common in the banking industry. The reason is that caps on qualified plan contributions and distributions, as well as Social Security, often limit bank executives’ retirement benefits to 30% to 50% of final pay. In contrast, other bank staff are unaffected or are less severely affected by those caps and they can therefore end their working careers with retirement benefits at 70% to 90% of final pay. Arrangements such as the Supplemental Retirement Plan can remedy the shortfall in executive retirement compensation and deliver retirement benefits commensurate with the bank executives’ final pay. The Supplemental Retirement Plan is unfunded, but requires the Company to accrue an amount of benefits to be paid to the participants upon retirement. In the event that Mr. Dick, Mr. Duffey, Ms. Stoner or Mr. Strayhorn suffers a termination of service following a “change in control” of the Company, they will be entitled to the change in control benefits provided for under the plan. As of December 31, 2007, the present values of these change in control benefits were $755,274, $49,250, $226,257 and $171,370 for Mr. Dick, Mr. Duffey, Ms. Stoner and Mr. Strayhorn, respectively. The following table presents information regarding the Supplemental Retirement Plan.

PENSION BENEFITS

Name	Plan Name	No. of Years of Credited Service	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
Roger L. Dick	Sup. Exec. Retirement	24	$537,940	-0-

Brendan P. Duffey	Sup. Exec. Retirement	3	49,250	-0-

Barbara S. Williams	—	—	-0-	-0-

Christy D. Stoner	Sup. Exec. Retirement	16	139,045	-0-

W.D. “Bill” Lawhon, Jr.	—	—	-0-	-0-

Jimmy L. Strayhorn	Sup. Exec. Retirement	5	155,948	-0-

Patricia K. Horton	—	—	-0-	-0-

Jeffrey M. Talley	—	—	-0-	-0-

The Company has purchased life insurance policies on certain of its executive officers. The Company has entered into Endorsement Method Split-Dollar Plan Agreements (the “Split-Dollar Agreements”) with Roger L. Dick, Christy D. Stoner and Jimmy L. Strayhorn. Under the terms of the Split-Dollar Agreements, the proceeds from each policy are divided between the Company and the executive, with the executive’s designated beneficiary receiving 85% of the difference between the total proceeds of the policy and the policy’s cash value. As of December 31, 2007, the survivor’s benefit for the named beneficiaries of Mr. Dick, Mr. Duffey, Ms. Stoner and Mr. Strayhorn under these life insurance policies was $2,329,356, $1,000,000, $1,066,743 and $371,666, respectively.

Transactions with Management

The Bank of Stanly, Anson Bank & Trust Co., Cabarrus Bank & Trust Company and The Strategic Alliance Corporation have had, and expect to have in the future, transactions in the ordinary course of business with certain of the directors and executive officers and their associates of the Company and its direct and indirect subsidiaries. All loans included in such transactions were made on substantially the same terms, including interest rates, repayment terms and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risk of collectibility or present other unfavorable features.

Loans made by the Company’s bank subsidiaries to directors and executive officers are subject to the requirements of Regulation O of the Board of Governors of the Federal Reserve System. Regulation O requires, among other things, prior approval of the Board of Directors with any “interested director” not participating, dollar limitations on amounts of certain loans and prohibits any favorable treatment being extended to any director or executive officer in any of the Bank’s lending matters. To the best knowledge of the management of the Company and its bank subsidiaries, Regulation O has been complied with in its entirety.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Examining Committee of the Board of Directors has appointed the firm of Dixon Hughes PLLC, Certified Public Accountants, as the Company’s independent accountants for 2008, and a proposal to ratify that appointment will be submitted for shareholder approval at the Annual Meeting. A representative of Dixon Hughes PLLC is expected to be present at the Annual Meeting and available to respond to appropriate questions, and will have the opportunity to make a statement if he or she desires to do so.

The Company has paid Dixon Hughes PLLC fees in connection with its assistance in the Company’s annual audit and review of the Company’s financial statements. Sometimes, the Company engages Dixon Hughes PLLC to assist in other areas of financial planning. The following table sets forth the fees paid to Dixon Hughes PLLC in various categories in 2007 and 2006.

All services rendered by Dixon Hughes PLLC during 2007 and 2006 were subject to pre-approval by the Examining Committee.

AUDIT FEES

Category	Amount Paid 2007	Amount Paid 2006
Audit Fees:	$118,500	$116,375
Audits of annual consolidated financial statements and reviews of interim financial statements
Audit-Related Fees:	31,435	23,150
Attest services related to benefit plans and routine accounting consultations
Tax Services:	14,725	17,575
Corporate tax compliance and tax-related advisory services
All Other Fees:	2,950	-0-

Total Fees Paid:	$167,610	$157,100

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DIXON HUGHES PLLC AS THE COMPANY’S INDEPENDENT REGISTRED PUBLIC ACCOUNTING FIRM FOR 2008.

Report of the Examining Committee

The Examining Committee of the Company is responsible for receiving and reviewing the annual audit report of the Company’s independent auditors and reports of examinations by bank regulatory agencies, and helps formulate, implement, and review the Company’s and its subsidiaries’ internal audit programs. The Examining Committee assesses the performance and independence of the Company’s independent auditors and recommends their appointment and retention. The Examining Committee has in place pre-approval policies and procedures that involve an assessment of the performance and independence of the Company’s independent auditors, an evaluation of any conflicts of interest that may impair the independence of the independent auditors and pre-approval of an engagement letter that outlines all services to be rendered by the independent auditors.

During the course of its examination of the Company’s audit process in 2007, the Examining Committee reviewed and discussed the audited financial statements with management. The Examining Committee also discussed with the independent auditors, Dixon Hughes PLLC, all matters required to be discussed by the Statement of Auditing Standards No. 61, as amended. Furthermore, the Examining Committee received from Dixon Hughes PLLC disclosures regarding their independence required by the Independence Standards Board Standard No. 1, as amended and discussed such information with Dixon Hughes PLLC.

Based on the review and discussions above, the Examining Committee (i) recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2007 for filing with the SEC and (ii) recommended that shareholders ratify the appointment of Dixon Hughes PLLC as auditors for 2008.

The Examining Committee has considered whether the principal accountant’s provision of other non-audit services to the Company is compatible with maintaining the independence of Dixon Hughes PLLC. The Examining Committee has determined that it is compatible with maintaining the independence of Dixon Hughes PLLC.

This report is submitted by the Examining Committee:

John W. Shealy – Chair

Joe S. Brooks

Thomas M. Hearne

Charles D. Horne

Joseph R. Kluttz, Jr.

Anita E. Blair (Bank of Stanly representative)

Eugene M. Ward (Anson Bank & Trust Co. representative)

Estus B. White (Cabarrus Bank & Trust Company representative)

OTHER MATTERS

The Board of Directors knows of no other business that will be brought before the Annual Meeting. Should other matters properly be presented for action at the Annual Meeting, the Proxies, or their substitutes, will be authorized to vote shares represented by appointments of proxy according to their best judgment.

PROPOSALS OF SHAREHOLDERS

Any proposal of a shareholder which is intended to be presented at the Company’s 2009 Annual Meeting must be received by the Company at its main office in Albemarle, North Carolina, no later than November 29, 2008, to be considered timely received for inclusion in the proxy statement and appointment of proxy to be distributed in connection with that meeting. If a proposal for the 2009 Annual Meeting is not expected to be included in the proxy statement for that meeting, the proposal must be received by the Company by February 15, 2009 for it to be timely received for consideration. The Company will use its discretionary authority for any proposals received thereafter.

SHAREHOLDER COMMUNICATIONS

The Company does not currently have a formal policy regarding shareholder communications with the Board of Directors, however, any shareholder may submit written communications to the Chairman of the Board of Directors, Uwharrie Capital Corp, P.O. Box 338, Albemarle, North Carolina 28002-0338, whereupon such communications will be forwarded to the Board of Directors if addressed to the Board of Directors as a group or to the individual director or directors addressed.

ADDITIONAL INFORMATION

A COPY OF THE COMPANY’S 2007 ANNUAL REPORT ON FORM 10-K WILL BE PROVIDED WITHOUT CHARGE TO ANY SHAREHOLDER ENTITLED TO VOTE AT THE ANNUAL MEETING UPON THAT SHAREHOLDER’S WRITTEN REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO TAMARA M. SINGLETARY, EXECUTIVE VICE PRESIDENT – INVESTOR RELATIONS AND CORPORATE SECRETARY, P.O. BOX 338, ALBEMARLE, NORTH CAROLINA 28002-0338.

Exhibit A

Uwharrie Capital Corp

Examining Committee Charter

Organization

There shall be a committee of the Board of Directors to be known as the Examining Committee. The Examining Committee shall be composed of directors who are independent of the management of the Company and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member. Members of the Examining Committee shall be financially literate or become financially literate within a reasonable period of time after appointment to the Examining Committee and at least one member shall have accounting, related financial management expertise, or other comparable experience or background that results in the individual’s financial sophistication.

Statement of Policy

The Examining Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Company, and the quality and integrity of the financial reports and other operating controls of the Company. In so doing, it is the responsibility of the Examining Committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, the financial management and other employees of the Company.

Responsibilities

In carrying out its responsibilities, the Examining Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices and other operating controls of the Company are of high quality and are in accordance with all requirements.

In carrying out these responsibilities, the Examining Committee will:

•

Select, evaluate, and where appropriate, replace the independent auditors to audit the financial statements of the Company and its subsidiaries. In doing so, obtain disclosures regarding the auditors’ independence required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and discuss with the auditors the auditors’ independence. The independent auditors are to be accountable to the Board of Directors and the Examining Committee, as representatives of the shareholders.

•	Review the scope of the audit and the audit procedures utilized.

•

Review with the independent auditors, the internal auditor and the Company’s financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the Company. Emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

•

Provide sufficient opportunity for the independent auditors to meet with the members of the Examining Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the Company’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

•	Be available to the independent auditors during the year for consultation purposes.

•	Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented.

•

Review with management and the independent accountants the Company’s financial disclosure documents, including all annual and quarterly financial statements and reports filed with the Federal Deposit Insurance Company or sent to stockholders. Following the satisfactory completion of each year-end review, recommend to the Board the inclusion of the audited financial statements in the Company’s filing on Form 10-KSB. The year-end review shall include any significant problems and material disputes between management and the independent accountants and a discussion with the independent accountants out of management’s presence of the quality of the Company’s accounting principles as applied in its financial reporting, the clarity of the Company’s financial disclosures and degree of aggressiveness or conservatism of the Company’s accounting principles and underlying estimates, and a frank and open discussion of other significant decisions made by management in, preparing the financial disclosure. With respect to the independent accountants’ reviews of quarterly reports on Form 10-QSB, communication from the independent accountants may be received on behalf of the Examining Committee by the Committee Chair, who will report thereon to the full Examining Committee at its next meeting.

•

Review the internal audit function of the Company including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

•

Receive reports or summaries of findings from completed internal audits, together with management responses, and monitor progress of the proposed internal audit plan, with explanations for any deviations from the original plan.

•	Prepare the reports required by the rules of the applicable regulatory authorities to be included in the Company’s annual proxy statement.

•	Submit the minutes of all meetings of the Examining Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

•	Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

While the Examining Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Examining Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Examining Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.

APPOINTMENT OF PROXY SHEET

IMPORTANT - PLEASE RETURN THIS APPOINTMENT OF PROXY

PROMPTLY IN THE ENVELOPE PROVIDED IN ORDER TO:

(1)	VOTE YOUR SHARES on the two proposals of business below.
(2)	MAKE A DINNER RESERVATION on the back of this sheet.
(3)	INDICATE ANY QUESTION OR COMMENT on the back of this sheet that you would like management to address.

IMPORTANT: PLEASE REMEMBER TO SIGN YOUR NAME(S). WE CANNOT COUNT YOUR VOTES IF THE PROXY SHEET IS NOT PROPERLY SIGNED.

(1) VOTE YOUR SHARES AND SIGN ON THE REVERSE SIDE

REVOCABLE PROXY

UWHARRIE CAPITAL CORP

132 North First Street, Albemarle, North Carolina 28001

APPOINTMENT OF PROXY SOLICITED BY BOARD OF DIRECTORS

The undersigned hereby appoints Roger L. Dick, Brendan P. Duffey and Christy D. Stoner, (the “Proxies”), or any of them, as attorneys and proxies, with full power of substitution, to vote all outstanding shares of the common stock of Uwharrie Capital Corp (the “Company”) held of record by the undersigned on March 7, 2008 at the Annual Meeting of Shareholders of the Company to be held at the Stanly County Agri-Civic Center at 26032 Newt Road, Albemarle, North Carolina, at 6:30 p.m. on May 13, 2008 and at any adjournments thereof:

PROPOSAL 1 -	ELECTION OF DIRECTORS: Proposal to elect six (6) directors of Uwharrie Capital Corp, each for three (3) year terms or until their successors are duly elected and qualified.

	FOR all nominees listed below	WITHHOLD AUTHORITY
	(except as indicated otherwise below)	to vote for all nominees listed below

	Nominees:	Three Year Terms: Joe S. Brooks, Ronald T. Burleson, Charles F. Geschickter, III, W. Chester Lowder, John P. Murray and Susan J. Rourke.

	(Instruction:	To withhold authority to vote for one or more nominees, write that nominee’s name on the line provided.)

PROPOSAL 2 -

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM: Proposal to ratify the appointment of Dixon Hughes PLLC as the Company’s independent registered public accounting firm for 2008.

	FOR	AGAINST	ABSTAIN

OTHER BUSINESS: The Proxies are authorized to vote the shares represented by this Appointment of Proxy according to their best judgment on such other matters as may be presented for action at the Annual Meeting.

The shares represented by this Appointment of Proxy will be voted by the proxies in accordance with the specific instructions noted. In the absence of instructions, the proxies will vote such shares “FOR” the election of each of the nominees listed in Proposal 1 above and “FOR” Proposal 2 above. If, at or before the time of the meeting, any of the nominees listed in Proposal 1 for any reason have become unavailable for election or unable to serve as directors, the proxies have the discretion to vote for a substitute nominee or nominees. This Appointment of Proxy may be revoked at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it or a duly executed Appointment of Proxy bearing a later date, or by attending the Annual Meeting and requesting the right to vote in person.

Page Two	APPOINTMENT OF PROXY SHEET

(2) DINNER RESERVATION: Please indicate whether or not you plan to attend the dinner.

All shareholders of Uwharrie Capital Corp are invited to attend a dinner preceding the business meeting at the 2008 Annual Meeting of Shareholders to be held Tuesday, May 13, 2008, at the Stanly County Agri-Civic Center, one mile west of Albemarle, North Carolina, on Highway 24/27. The dinner will begin at 4:30 p.m.

Yes, I (we) will attend the dinner; # attending

Please print name(s) of person(s) attending

(LABEL)

No, I (we) cannot attend the dinner.

(3) QUESTIONS AND/OR COMMENTS FOR MANAGEMENT:

Telephone: Work	Home

Email Address:

	Date:	, 2008
(LABEL)
(Signature)

(Signature, if shares held jointly)

Instruction: Please sign above exactly as your name appears on this Appointment of Proxy sheet. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.

PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN

THIS ENTIRE APPOINTMENT OF PROXY SHEET IN THE ENCLOSED ENVELOPE

(Uwharrie Capital Corp – Appointment of Proxy Sheet 2008)